EXHIBIT 21

                 ALPHABETICAL LIST OF WHOLLY-OWNED SUBSIDIARIES

            Anguilla Hotel Management, Inc.
            Brewster Wholesale Corporation
            Charterhouse of Cambridge Trust
            Florida Sonesta Corporation
            Hotel Corporation of America
            Hotel Corporation of Georgia
            Key Biscayne Land Corporation
            Newo Aruba N.V.
            P.R. By Design, Inc.
            Royal Sonesta, Inc.
            S.I.A. Advertising, Inc.
            Sonesta Charitable Foundation, Inc.
            Sonesta Costa Rica, S.A.
            Sonesta Curacao Hotel Corporation, N.V.
            Sonesta Hotels of Anguilla Limited
            Sonesta Hotels of Florida, Inc.
            Sonesta International Hotels Limited:
                    Hotel Corporation of America (Bermuda) Limited Port Royal Company, Limited
            Sonesta Licensing Corporation
            Sonesta Louisiana Hotels Corporation
            Sonesta of Massachusetts, Inc.
            Sonesta Miami Beach Hotel Company, Inc.
            Sonesta Middle East Hotel Corporation
            TBD, Inc.